Exhibit 99.1

Key Energy Services, Inc.	February 26, 2017
1301 McKinney Street Suite 1800 Houston, TX 77010
Contact: West Gotcher 713-757-5539

FOR IMMEDIATE RELEASE
Key Energy Services Reports Fourth Quarter and Full-Year 2016 Earnings

•	Price increases began in the fourth quarter of 2017 across all services and continuing in the first quarter of 2018

•	U.S. revenue grew approximately 6% in the fourth quarter of 2017, in spite of typical fourth quarter seasonality, with workover rig demand increasing

•
Coiled Tubing Services revenue grew 19% in the fourth quarter of 2017 with three large diameter units deployed late in the fourth quarter of 2017 for a total of nine deployed large diameter units by the end of 2017

•	Fluid Management Services grew approximately 12% in the fourth quarter of 2017 on increasing water volumes

HOUSTON, TX, February 26, 2018 - Key Energy Services, Inc. (“Key” or the “Company”) reported fourth quarter 2017 consolidated revenues of $116.3 million and a pre-tax GAAP loss of $22.8 million, or $1.11 per share. The results for the fourth quarter include a gain of $4.0 million, or $0.20 per share associated with the cancellation of certain equity awards and a $0.6 million, or $0.03 per share gain on the sale of assets. Excluding this item, the Company reported a pre-tax loss of $27.4 million, or $1.34 per share.
Overview and Outlook
Key’s President and Chief Executive Officer, Robert Drummond, stated, “Fourth quarter consolidated revenues grew 5% sequentially, with revenue in our U.S. Rig Services and Fluid Management Services segments overcoming the usual fourth quarter seasonal activity declines. We also had another consecutive quarter of double-digit revenue growth in our Coiled Tubing Services segment and had nine coiled tubing units deployed by the end of the fourth quarter of 2017. The impact of adding crews and equipment as we prepared to meet rising demand for our services negatively impacted our margins in the fourth quarter.
Drummond continued “With activity increasing and labor tightening, we began to pursue price increases across all of our lines of business. While some price increases were implemented during the fourth quarter and thus far in the first quarter, we do not expect to begin to fully benefit from these actions until late in the first quarter. We expect a full quarter’s benefit from price in the second quarter.”
Financial Overview
Upon emergence from Chapter 11 bankruptcy on December 15, 2016, the Company adopted fresh start accounting, which resulted in the Company becoming a new entity for financial reporting purposes. References to "Successor" relate to the financial position of the reorganized Key as of and subsequent to December 16, 2016; references to "Predecessor" refer to the financial position of Key as of and prior to December 15, 2016 and the results of operations through December 15, 2016. References to fourth quarter 2016 will reflect pro-forma results for the Predecessor and Successor entities.

February 26, 2017

The following table sets forth summary data for the fourth quarter and full-year 2017 and prior comparable quarterly periods:

	Successor			Predecessor
	Three Months Ended		Period from December 16, 2016 through December 31, 2016	Period from October 1, 2016 through December 15, 2016
	December 31, 2017 (Unaudited)	September 30, 2017 (Unaudited)
Revenues	$116.3	$110.7	$17.8	$90.9
Net income (loss)	(22.3)	(38.2)	(10.2)	173.4
Diluted income (loss) per share	(1.11)	(1.90)	(0.51)	1.08
Adjusted EBITDA*	1.8	0.6	(4.9)	0.8
* Adjusted EBITDA does not exclude costs incurred in connection with the Company’s FCPA investigations completed in 2016.

	Successor		Predecessor
	Year Ended December 31, 2017 (Unaudited)	Period from December 16, 2016 through December 31, 2016	Period from January 1, 2016 through December 15, 2016
Revenues	$436.2	$17.8	$399.4
Net loss	(120.6)	(10.2)	(131.7)
Diluted loss per share	(6.00)	(0.51)	(0.82)
Adjusted EBITDA*	(9.2)	(4.9)	(48.7)
* Adjusted EBITDA does not exclude costs incurred in connection with the Company’s FCPA investigations completed in 2016.
U.S. Results
Fourth quarter 2017 U.S. Rig Services revenues of $64.8 million were up 4.6% as compared to the third quarter 2017 revenues of $61.9 million, with rig hours increasing approximately 1% to 164,480 hours with rig hours per work day increasing approximately 5% in the fourth quarter. Production activity as a percentage of rig hours increased approximately 250 basis points in the fourth quarter as workover and maintenance activity increased, primarily in the Permian Basin. Margins declined by approximately 210 basis points in the fourth quarter of 2017 from the third quarter of 2017 largely due to the on-boarding of personnel and the equipment make ready costs associated with increasing activity.
Fourth quarter 2017 Fluid Management Services revenues of $23.3 million were up 12.3% as compared to the third quarter 2017 revenues of $20.7 million. Fourth quarter truck hours were up approximately 9% quarter on quarter with revenue per truck hour increasing approximately 3% due to higher pricing and higher water disposal volumes. Fluid Management Services margins improved approximately 410 basis points on higher activity and pricing, as well as the non-recurrence of a charge of $4.0 million due to a legal settlement and of equipment make ready costs and labor inefficiencies that were incurred in the third quarter.
Fourth quarter 2017 Coiled Tubing Services revenues of $14.9 million were up 18.9% as compared to the third quarter 2017 revenue of $12.5 million on higher utilization of large diameter coiled tubing units during the fourth quarter of 2017 as compared to the third quarter of 2017. Coiled Tubing Services margins were negatively impacted by approximately 580 basis points in the fourth quarter as compared to the third quarter due to equipment start-up and labor inefficiencies. The Company expects to have twelve of its 2 3/8 inch and greater diameter coiled tubing units deployed by the end of the first quarter of 2018.
Fourth quarter 2017 Fishing & Rental Services revenues of $13.4 million were down 5.7% as compared to the third quarter 2017 revenues of $14.2 million. Fourth quarter 2017 Fishing & Rental Services margins were negatively impacted by approximately 850 basis points due largely to lower fishing activity and equipment repair costs.
International Segment
The company completed its exit of international operations in the third quarter. Fourth quarter 2017 included a loss of $0.4 million dollars as a result of the Company’s liquidation of remaining legal entities. The Company does not anticipate having an International reporting segment in 2018.
General and Administrative Expenses
General and Administrative (G&A) expenses were $16.8 million for the fourth quarter 2017 compared to $37.2 million in the prior quarter. Fourth quarter G&A expenses included a $3.7 million gain related to stock-based compensation cancellation expense. This compares to third quarter 2017 G&A expenses of $37.2 million which included $11.6 million of legal fees and settlements, $3.3 million of stock-based compensation expense and $0.2 million in severance. Excluding these items and International G&A of $0.1 million, G&A expense in the fourth quarter was $20.4 million as compared to $21.0 million in the third quarter of 2017.
Liquidity
As of December 31, 2017, Key had total liquidity of $97.8 million, consisting of $73.1 million in unrestricted cash and $24.7 million of borrowing capacity available under the Company’s $100.0 million asset-based loan facility. This compares to total liquidity of $104.2 million at September 30, 2017, consisting of $77.7 million in unrestricted cash and $26.5 million of borrowing capacity available under the Company’s $100.0 million asset-based loan facility. Capital expenditures for the fourth quarter of 2017 were $6.5 million and were $16.1 million for full-year 2017.
Conference Call Information
As previously announced, Key management will host a conference call to discuss its fourth quarter and full-year 2017 financial results on Tuesday, February 27, 2018 at 10:00 a.m. CST. Callers from the United States and Canada should dial 888-794-4637 to access the call. International callers should dial 352-204-8973. All callers should ask for the "Key Energy Services Conference Call" or provide the access code 5698079. The conference call will also be available live via the internet. To access the webcast, go to www.keyenergy.com and select "Investor Relations."
A telephonic replay of the conference call will be available on Tuesday, February 27, 2018, beginning approximately two hours after the completion of the conference call and will remain available for two weeks. To access the replay, call 855-859-2056 or 800-585-8367. The access code for the replay is 5698079. The replay will also be accessible at www.keyenergy.com under "Investor Relations" for a period of at least 90 days.

February 26, 2017

Consolidated Statements of Operations (in thousands, except per share amounts, unaudited):

	Successor			Predecessor
	Three Months Ended		Period from December 16, 2016 through December 31, 2016	Period from October 1, 2016 through December 15, 2016
	December 31, 2017 (Unaudited)	September 30, 2017 (Unaudited)
REVENUES	$116,280	$110,653	$17,830	$90,917
COSTS AND EXPENSES:
Direct operating expenses	94,351	87,115	16,603	86,737
Depreciation and amortization expense	21,217	21,114	3,574	26,221
General and administrative expenses	16,786	37,168	6,501	33,653
Impairment expense	—	—	—	4,646
Operating loss	(16,074)	(34,744)	(8,848)	(60,340)
Interest expense, net of amounts capitalized	8,125	8,090	1,364	10,259
Other (income) loss, net	(1,408)	(4,578)	32	(1,778)
Reorganization items, net	—	60	—	(245,571)
Income (loss) before tax income taxes	(22,791)	(38,316)	(10,244)	176,750
Income tax (expense) benefit	464	96	—	(3,318)
NET INCOME (LOSS)	$(22,327)	$(38,220)	$(10,244)	$173,432
Income (loss) per share:
Basic and diluted	$(1.11)	$(1.90)	$(0.51)	$1.08
Weighted average shares outstanding:
Basic and diluted	20,116	20,106	20,090	160,449

February 26, 2017

	Successor		Predecessor
	Year Ended December 31, 2017 (Unaudited)	Period from December 16, 2016 through December 31, 2016	Period from January 1, 2016 through December 15, 2016
REVENUES	$436,165	$17,830	$399,423
COSTS AND EXPENSES:
Direct operating expenses	332,332	16,603	362,825
Depreciation and amortization expense	84,542	3,574	131,296
General and administrative expenses	115,284	6,501	163,257
Impairment expense	187	—	44,646
Operating income (loss)	(96,180)	(8,848)	(302,601)
Interest expense, net of amounts capitalized	31,797	1,364	74,320
Other (income) loss, net	(7,187)	32	(2,443)
Reorganization items, net	1,501	—	(245,571)
Loss before tax income taxes	(122,291)	(10,244)	(128,907)
Income tax (expense) benefit	1,702	—	(2,829)
NET LOSS	$(120,589)	$(10,244)	$(131,736)
Loss per share:
Basic and diluted	$(6.00)	$(0.51)	$(0.82)
Weighted average shares outstanding:
Basic and diluted	20,105	20,090	160,587

February 26, 2017

Segment Revenue and Operating Income (in thousands, except for percentages, unaudited):

	Successor			Predecessor
	Three Months Ended		Period from December 16, 2016 through December 31, 2016	Period from October 1, 2016 through December 15, 2016
	December 31, 2017 (Unaudited)	September 30, 2017 (Unaudited)
Revenues
U.S. Rig Services	$64,804	$61,933	$8,549	$53,250
Fluid Management Services	23,251	20,713	3,208	14,778
Coiled Tubing Services	14,861	12,499	1,392	6,275
Fishing & Rental Services	13,364	14,177	3,389	12,017
International	—	1,331	1,292	4,597
Consolidated Total	$116,280	$110,653	$17,830	$90,917

Operating Income (Loss)
U.S. Rig Services	$(854)	$(502)	$(1,930)	$(10,416)
Fluid Management Services	(2,106)	(7,262)	(1,138)	(10,884)
Coiled Tubing Services	1,737	1,854	(256)	(2,744)
Fishing & Rental Services	(3,745)	(2,366)	(265)	(6,669)
International	(213)	(1,128)	67	(4,876)
Functional Support	(10,893)	(25,340)	(5,326)	(24,751)
Consolidated Total	$(16,074)	$(34,744)	$(8,848)	$(60,340)

Operating Income (Loss) % of Revenues
U.S. Rig Services	(1.3)%	(0.8)%	(22.6)%	(19.6)%
Fluid Management Services	(9.1)%	(35.1)%	(35.5)%	(73.7)%
Coiled Tubing Services	11.7%	14.8%	(18.4)%	(43.7)%
Fishing & Rental Services	(28.0)%	(16.7)%	(7.8)%	(55.5)%
International	—%	(84.7)%	5.2%	(106.1)%
Consolidated Total	(13.8)%	(31.4)%	(49.6)%	(66.4)%

February 26, 2017

	Successor		Predecessor
	Year Ended December 31, 2017 (Unaudited)	Period from December 16, 2016 through December 31, 2016	Period from January 1, 2016 through December 15, 2016
Revenues
U.S. Rig Services	$248,830	$8,549	$222,877
Fluid Management Services	80,726	3,208	76,008
Coiled Tubing Services	41,866	1,392	30,569
Fishing & Rental Services	59,172	3,389	55,790
International	5,571	1,292	14,179
Consolidated Total	$436,165	$17,830	$399,423

Operating Income (Loss)
U.S. Rig Services	$(3,620)	$(1,930)	$(39,460)
Fluid Management Services	(19,532)	(1,138)	(37,936)
Coiled Tubing Services	1,631	(256)	(19,322)
Fishing & Rental Services	7,506	(265)	(26,408)
International	(4,993)	67	(59,226)
Functional Support	(77,172)	(5,326)	(120,249)
Consolidated Total	$(96,180)	$(8,848)	$(302,601)

Operating Income (Loss) % of Revenues
U.S. Rig Services	(1.5)%	(22.6)%	(17.7)%
Fluid Management Services	(24.2)%	(35.5)%	(49.9)%
Coiled Tubing Services	3.9%	(18.4)%	(63.2)%
Fishing & Rental Services	12.7%	(7.8)%	(47.3)%
International	(89.6)%	5.2%	(417.7)%
Consolidated Total	(22.1)%	(49.6)%	(75.8)%

February 26, 2017

Following is a reconciliation of net loss as presented in accordance with United States generally accepted accounting principles (GAAP) to EBITDA and Adjusted EBITDA as required under Regulation G of the Securities Exchange Act of 1934.
Reconciliations of EBITDA and Adjusted EBITDA to net loss (in thousands, except for percentages, unaudited):

	Successor			Predecessor
	Three Months Ended		Period from December 16, 2016 through December 31, 2016	Period from October 1, 2016 through December 15, 2016
	December 31, 2017 (Unaudited)	September 30, 2017 (Unaudited)
Net income (loss)	(22,327)	(38,220)	(10,244)	$173,432
Income tax benefit	(464)	(96)	—	3,318
Interest expense, net of amounts capitalized	8,125	8,090	1,364	10,259
Interest income	(176)	(182)	(20)	(37)
Depreciation and amortization	21,217	21,114	3,574	26,221
EBITDA	$6,375	$(9,294)	$(5,326)	$213,193
% of revenues	5.5%	(8.4)%	(29.9)%	234.5%

Severance costs	—	369	—	745
Stock-based compensation	(3,989)	3,330	—	—
Restructuring items, net	—	60	—	(245,571)
Impairment expense	—	—	—	4,646
(Gain) loss on sales of assets	(596)	(711)	384	81
Gain on sale of business in Russia	—	(4,677)	—	—
Restructuring professional fees	—	—	—	3,082
Settlement accruals	—	11,562	—	16,740
Vacation policy accrual change	—	—	—	3,396
Vesting of equity compensation in bankruptcy	—	—	—	1,991
Financing related and D&O policy tail expense	—	—	—	2,429
Other, net	—	—	—	46
Adjusted EBITDA*	$1,790	$639	$(4,942)	$778
% of revenues	1.5%	0.6%	(27.7)%	0.9%

Revenues	$116,280	$110,653	$17,830	$90,917
* Adjusted EBITDA does not exclude costs incurred in connection with the Company’s FCPA investigations completed in 2016.

February 26, 2017

	Successor		Predecessor
	Year Ended December 31, 2017 (Unaudited)	Period from December 16, 2016 through December 31, 2016	Period from January 1, 2016 through December 15, 2016
Net loss	$(120,589)	$(10,244)	$(131,736)
Income tax benefit	(1,702)	—	2,829
Interest expense, net of amounts capitalized	31,797	1,364	74,320
Interest income	(711)	(20)	(407)
Depreciation and amortization	84,542	3,574	131,296
EBITDA	$(6,663)	$(5,326)	$76,302
% of revenues	(1.5)%	(29.9)%	19.1%

Severance costs	2,492	—	8,992
Stock-based compensation	7,010	—	—
Restructuring items, net	1,501	—	(245,571)
Impairment expense	187	—	44,646
(Gain) loss on sales of assets	(22,422)	384	5,246
Legal settlement	11,562	—	6,316
Gain on sale of business in Russia	(4,677)	—	—
FCPA settlement	—	—	5,000
Restructuring professional fees	1,780	—	25,785
Settlement accruals	—	—	16,740
Vacation policy accrual change	—	—	3,396
Vesting of equity compensation in bankruptcy	—	—	1,991
Financing related and D&O policy tail expense	—	—	2,429
Other, net	—	—	46
Adjusted EBITDA*	$(9,230)	$(4,942)	$(48,682)
% of revenues	(2.1)%	(27.7)%	(12.2)%

Revenues	$436,165	$17,830	$399,423
* Adjusted EBITDA does not exclude costs incurred in connection with the Company’s FCPA investigations completed in 2016.

February 26, 2017

	Three Months Ended December 31, 2017
	U.S. Rig Services	Fluid Management Services	Coiled Tubing Services	Fishing and Rental Services	International	Functional Support	Total
Net income (loss)	$(844)	$(2,052)	$1,737	$(3,737)	$(224)	$(17,207)	$(22,327)
Income tax benefit	—	—	—	—	—	(464)	(464)
Interest expense, net of amounts capitalized	—	—	—	—	—	8,125	8,125
Interest income	—	—	—	—	—	(176)	(176)
Depreciation and amortization	8,265	5,290	1,231	5,799	—	632	21,217
EBITDA	$7,421	$3,238	$2,968	$2,062	$(224)	$(9,090)	$6,375
% of revenues	11.5%	13.9%	20.0%	15.4%	—%	—%	5.5%
Stock-based compensation expense	(418)	(7)	(64)	—	—	(3,500)	(3,989)
(Gain) loss on sale of assets	(342)	(108)	13	(159)	—	—	(596)
Adjusted EBITDA	$6,661	$3,123	$2,917	$1,903	$(224)	$(12,590)	$1,790
% of revenues	10.3%	13.4%	19.6%	14.2%	—%	—%	1.5%

Revenues	$64,804	$23,251	$14,861	$13,364	$—	$—	$116,280

February 26, 2017

	Three Months Ended September 30, 2017
	U.S. Rig Services	Fluid Management Services	Coiled Tubing Services	Fishing and Rental Services	International	Functional Support	Total
Net loss	$(495)	$(7,249)	$1,854	$(2,355)	$3,310	$(33,285)	$(38,220)
Income tax benefit	—	—	—	—	(99)	3	(96)
Interest expense, net of amounts capitalized	—	—	—	—	—	8,090	8,090
Interest income	—	—	—	—	(1)	(181)	(182)
Depreciation and amortization	8,009	5,350	1,259	5,855	234	407	21,114
EBITDA	$7,514	$(1,899)	$3,113	$3,500	$3,444	$(24,966)	$(9,294)
% of revenues	12.1%	(9.2)%	24.9%	24.7%	258.8%	—%	(8.4)%

Severance costs	202	—	4	—	—	163	369
Stock-based compensation	340	(108)	54	—	—	3,044	3,330
Restructuring items, net	—	—	—	—	—	60	60
(Gain) loss on sales of assets	(365)	(72)	4	(278)	—	—	(711)
Legal settlements	—	4,000	—	—	—	7,562	11,562
Gain on sale of business in Russia	—	—	—	—	(4,677)	—	(4,677)
Adjusted EBITDA	$7,691	$1,921	$3,175	$3,222	$(1,233)	$(14,137)	$639
% of revenues	12.4%	9.3%	25.4%	22.7%	(92.6)%	—%	0.6%

Revenues	$61,933	$20,713	$12,499	$14,177	$1,331	$—	$110,653

February 26, 2017

	Twelve Months Ended December 31, 2017
	U.S. Rig Services	Fluid Management Services	Coiled Tubing Services	Fishing and Rental Services	International	Functional Support	Total
Net income (loss)	$(3,449)	$(19,537)	$1,643	$7,748	$60	$(107,054)	$(120,589)
Income tax benefit	—	—	—	—	(360)	(1,342)	(1,702)
Interest expense, net of amounts capitalized	—	—	—	—	—	31,797	31,797
Interest income	—	—	—	—	(49)	(662)	(711)
Depreciation and amortization	31,493	21,917	5,187	23,454	791	1,700	84,542
EBITDA	$28,044	$2,380	$6,830	$31,202	$442	$(75,561)	$(6,663)
% of revenues	11.3%	2.9%	16.3%	52.7%	7.9%	—%	(1.5)%

Severance costs	1,067	36	78	146	286	879	2,492
Stock-based compensation expense	1,001	(6)	97	—	—	5,918	7,010
Restructuring items, net	—	—	—	—	—	1,501	1,501
Impairment expense	—	—	—	—	187	—	187
(Gain) loss on sales of assets	(1,064)	(485)	9	(21,283)	392	9	(22,422)
Gain on sale of Russia	—	—	—	—	(4,677)	—	(4,677)
Restructuring professional fees	—	—	—	—	—	1,780	1,780
Legal settlements	—	4,000	—	—	—	7,562	11,562
Adjusted EBITDA	$29,048	$5,925	$7,014	$10,065	$(3,370)	$(57,912)	$(9,230)
% of revenues	11.7%	7.3%	16.8%	17.0%	(60.5)%	—%	(2.1)%

Revenues	$248,830	$80,726	$41,866	$59,172	$5,571	$—	$436,165

“EBITDA” is defined as income or loss attributable to Key before interest, taxes, depreciation, and amortization.

“Adjusted EBITDA” is EBITDA as further adjusted for certain non-recurring or extraordinary items such as impairment expense, severance expense, loss on debt extinguishment, gains or losses on asset sales, asset retirements and impairments, and certain non-recurring transaction or other costs.

EBITDA and Adjusted EBITDA are non-GAAP measures that are used as supplemental financial measures by the Company’s management and directors and by external users of the Company’s financial statements, such as investors, to assess:

•	The financial performance of the Company’s assets without regard to financing methods, capital structure or historical cost basis;

•	The ability of the Company’s assets to generate cash sufficient to pay interest on its indebtedness;

•	The Company’s operating performance and return on invested capital as compared to those of other companies in the well services industry, without regard to financing methods and capital structure; and

•	The Company’s operating trends underlying the items that tend to be of a non-recurring nature.

Normalized operating loss is a non-GAAP financial measure and is defined as operating loss plus or minus certain items such as impairment expense, severance expense, FCPA settlement costs and FCPA investigation costs. Normalized operating loss is used

February 26, 2017

as a supplemental financial measure by the Company’s management and directors and by external users of the Company’s financial statements, such as investors, primarily to compare the Company’s core operating and financial performance from period to period without regard to the many non-cash accounting charges or unusual expenses that have impacted the Company’s GAAP operating income and net income due to the severe downturn in the company’s business.

EBITDA, Adjusted EBITDA and normalized operating income have limitations as analytical tools and should not be considered an alternative to net income, operating income, cash flow from operating activities, or any other measure of financial performance or liquidity presented in accordance with GAAP. EBITDA, Adjusted EBITDA and normalized operating income exclude some, but not all, items that affect net income and operating income and these measures may vary among other companies. Limitations in using normalized operating loss as an analytical tool include that normalized operating loss excludes certain cash costs and losses actually incurred by the Company. Limitations to using EBITDA and Adjusted EBITDA as an analytical tool include:

•	EBITDA and Adjusted EBITDA do not reflect Key’s current or future requirements for capital expenditures or capital commitments;

•	EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements necessary to service, interest or principal payments on Key’s debt;

•	EBITDA and Adjusted EBITDA do not reflect income taxes;

•
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;

•	Other companies in Key’s industry may calculate EBITDA and Adjusted EBITDA differently than Key does, limiting their usefulness as a comparative measure; and

•
EBITDA and Adjusted EBITDA are a different calculation from earnings before interest, taxes, depreciation and amortization as defined for purposes of the financial covenants in the Company’s senior secured credit facility, and therefore should not be relied upon for assessing compliance with covenants.

February 26, 2017

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical in nature or that relate to future events and conditions are, or may be deemed to be, forward-looking statements. These forward-looking statements are based on Key’s current expectations, estimates and projections and its management’s beliefs and assumptions concerning future events and financial trends affecting its financial condition and results of operations. In some cases, you can identify these statements by terminology such as “may,” “will,” “should,” “predicts,” “expects,” “believes,” “anticipates,” “projects,” “potential” or “continue” or the negative of such terms and other comparable terminology. These statements are only predictions and are subject to substantial risks and uncertainties and are not guarantees of performance. Future actions, events and conditions and future results of operations may differ materially from those expressed in these statements. In evaluating those statements, you should carefully consider the information above as well as the risks outlined in “Item 1A. Risk Factors,” in Key’s Annual Report on Form 10-K for the year ended December 31, 2016 and in other reports Key files with the Securities and Exchange Commission.

Key undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release except as required by law. All of Key’s written and oral forward-looking statements are expressly qualified by these cautionary statements and any other cautionary statements that may accompany such forward-looking statements.

Important factors that may affect Key’s expectations, estimates or projections include, but are not limited to, the following: conditions in the oil and natural gas industry, especially oil and natural gas prices and capital expenditures by oil and natural gas companies; volatility in oil and natural gas prices; Key’s ability to implement price increases or maintain pricing on its core services; risks that Key may not be able to reduce, and could even experience increases in, the costs of labor, fuel, equipment and supplies employed in its businesses; industry capacity; asset impairments or other charges; the periodic low demand for Key’s services and resulting operating losses and negative cash flows; Key’s highly competitive industry as well as operating risks, which are primarily self-insured, and the possibility that its insurance may not be adequate to cover all of its losses or liabilities; significant costs and potential liabilities resulting from compliance with applicable laws, including those resulting from environmental, health and safety laws and regulations, specifically those relating to hydraulic fracturing, as well as climate change legislation or initiatives; Key’s historically high employee turnover rate and its ability to replace or add workers, including executive officers and skilled workers; Key’s ability to incur debt or long-term lease obligations; Key’s ability to implement technological developments and enhancements; severe weather impacts on Key’s business, including hurricane activity; Key’s ability to successfully identify, make and integrate acquisitions and its ability to finance future growth of its operations or future acquisitions; Key’s ability to achieve the benefits expected from disposition transactions; the loss of one or more of Key’s larger customers; Key’s ability to generate sufficient cash flow to meet debt service obligations; the amount of Key’s debt and the limitations imposed by the covenants in the agreements governing its debt, including its ability to comply with covenants under its current debt agreements; an increase in Key’s debt service obligations due to variable rate indebtedness; Key’s inability to achieve its financial, capital expenditure and operational projections, including quarterly and annual projections of revenue and/or operating income and its inaccurate assessment of future activity levels, customer demand, and pricing stability which may not materialize (whether for Key as a whole or for geographic regions and/or business segments individually); Key’s ability to respond to changing or declining market conditions, including Key’s ability to reduce the costs of labor, fuel, equipment and supplies employed and used in its businesses; Key’s ability to maintain sufficient liquidity; the adverse impact of litigation; and other factors affecting Key’s business described in “Item 1A. Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2016, and other reports Key files with the Securities and Exchange Commission.

About Key Energy Services
Key Energy Services is the largest onshore, rig-based well servicing contractor based on the number of rigs owned. Key provides a complete range of well intervention services and has operations in all major onshore oil and gas producing regions of the continental United States.